                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-4 and related Joint Information Statement/Prospectus of Euroseas Ltd. for the registration of 1,079,167 shares of common stock and to the incorporation therein of our report dated December 15, 2005, with respect to the financial statements of Cove Apparel, Inc. (a development stage company), included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission.

/s/ Hall & Company
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Hall & Company
Irvine, California
February 1, 2006